UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2017

STELLUS CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00971	46-0937320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 292-5400

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 21, 2017, Stellus Capital Investment Corporation (the “Company”) caused notices to be issued to the holders of its 6.50% Notes due 2019 (CUSIP No. 858568 207; NYSE: SCQ) (the “Notes”) regarding the Company’s exercise of its option to redeem all of the issued and outstanding Notes, pursuant to Section 1104 of the Indenture dated as of May 5, 2014, between the Company and U.S. Bank National Association, as trustee, and Section 1.01(h) of the First Supplemental Indenture dated as of May 5, 2014.  The Company will redeem all $25,000,000 in aggregate principal amount of the Notes on September 20, 2017 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from August 15, 2017, through, but excluding, the Redemption Date. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Notice of Redemption of 6.50% Notes due 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017	STELLUS CAPITAL INVESTMENT CORPORATION

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer